Q4 EARNINGS | 2025 1 Q4 2025 EARNINGS March 12, 2026

Q4’25 EARNINGS | Presentation Disclosures This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements contained in this presentation that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding our product offerings, our strategic plan and speed to market, future financial results, including without limitation, full-year and first quarter 2026 guidance, equity based compensation, refinancing our debt and financial position, industry dynamics, business strategy and plans including international expansion, joint business planning, our relationship with Rideback, anticipated benefits of our collaborations, and our objectives for future operations are forward-looking statements. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: impacts from economic downturns; changes in the retail industry and markets for our consumer products; risks associated with our international operations, including risk related to tariffs and trade restrictions; risks related to our indebtedness, including our ability to comply with financial and negative covenants under our Credit Agreement, as amended; our ability to execute our business strategy; our ability to manage our inventories and growth; our dependence on content development and creation by third parties; our ability to obtain, maintain and protect our intellectual property rights or those of our licensors; fluctuations in our gross margin and seasonal impacts; our dependence on vendors and outsourcers; risks relating to government regulation; risks relating to litigation, including products liability claims and securities class action litigation; risk resulting from our e-commerce business and social media presence; our ability to successfully operate our information systems and implement new technology; our ability to secure additional financing on favorable terms or at all; the influence of our significant shareholder, TCG, and the possibility that TCG's interests may conflict with the interests of our other stockholders; risks relating to our organizational structure, including the Tax Receivable Agreement ("TRA") which confers certain benefits upon the parties to the TRA ("TRA Parties") that will not benefit Class A common stockholders to the same extent as it will benefit the TRA Parties; and volatility in the price of our Class A common stock. These and other important factors discussed under the caption “Risk Factors” in our Annual report on Form 10-K for the year ended December 31, 2025, and our other filings with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this presentation. Unless otherwise indicated, information contained in this presentation concerning our industry, competitive position and the markets in which we operate is based on information from independent industry and research organizations, other third-party sources and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and other third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data, and our experience in, and knowledge of, such industry and markets, which we believe to be reasonable. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those described above. These and other factors could cause results to differ materially from those expressed in the estimates made by independent parties and by us. 2

Q4’25 EARNINGS | Table of Contents 3 Executive Summary Financial Summary Brand Highlights Appendix 4 8 13 18 Disney Hercules Limited Edition POP! Hades (Pottery Deco)

Q4 EARNINGS | 2025 Executive Summary Q4’25 EARNINGS | 4 DC Superman 2025 POP! Superman

Q4’25 EARNINGS | Josh Simon “We closed the year with two consecutive quarters of solid financial results. Our fourth quarter performance was driven by strong sales of entertainment properties, notably KPop Demon Hunters and Stranger Things, as well as our Bitty Pop! franchise and the launch of Pop! Yourself in Europe. "Looking ahead, we’re excited about the 2026 entertainment slate and executing our 'Make Culture POP!' strategy -- winning the moments that shape culture, scaling storytelling across new products and platforms, expanding our touchpoints with fans and driving profitable growth.” 5 CEO

Q4’25 EARNINGS | Executive Summary Funko delivered better-than-expected Net Sales and Adjusted EBITDA and improved its Balance Sheet  Net sales of $273M were above expectations, on strong sales of KPop Demon Hunters, Stranger Things, Bitty Pop!; launch of Pop! Yourself in Europe.  Adjusted EBITDA of $23M or 8.5% of net sales was at the high end of guidance range.  Paid down $16M of debt in Q4 and entered into Amendment #5 of our credit agreement in February, extending maturity to December 2027. Advanced “Make Culture Pop!” strategy, announced new partnerships, and renewed key licensing deals  Continued to build out “Make Culture POP!” growth strategy, with initiatives to add new fandoms and new form factors, increase speed to market, nurture collector community and expand internationally.  Met with key retail partners at the Toy Fairs in London, Nuremberg and New York for joint business planning discussions for 2026 and beyond.  Renewed key licenses with major studio partners including Disney (Pixar, Marvel and Lucasfilm), Warner Brothers, NBC Universal, 20th Century Studios and Paramount.  Announced new creative relationship with film and television production company Rideback to develop original film, TV and animated content. Positive outlook for 2026  FY’26 guidance includes net sales growth in the low-single-digits and substantial improvement in profitability  Strong entertainment content slate across big studio franchises and properties in Funko’s wheelhouse 6 1 Adjusted EBITDA and adjusted EBITDA margin are non-GAAP measures. For a reconciliation of adjusted EBITDA and adjusted EBITDA margin to the corresponding U.S. GAAP measure, please see Appendix. 1 1

Q4’25 EARNINGS | Turning pop culture into collectibles & collectibles into culture CULTURE generates demand MAKE CULTURE CREATIVITY gives it form COMMERCE puts it in fans’ hands 7 SKU discipline & assortment focus Supply chain as an advantage AI and analytics as force multipliers Operate efficiently to grow profitably Being at the center of moments fans care about, while they’re happening • Franchise selection across 900+ licenses • New & emerging fandoms • Rapid response sensing & drops Creating products that are a canvas for iconic & scalable collectibles and stories • Extensions of core franchises • New formats & categories • Original and owned IP • Core collectibles Meeting fans everywhere they are, turning shelves into stages • Direct-to-consumer • Retail partner expansion • International scale • Physical + digital experiences

Q4 EARNINGS | 2025 Financial Summary Q4’25 EARNINGS | 8

Q4'25 Results Above Guidance

	Guidance	Actual		Commentary
Net sales	Q4 sales up modestly vs. Q3 ($251M)	Q4 sales ($273M) were up 9% vs. Q3	✓	Better-than-expected on strong sales of KPop Demon Hunters, Stranger Things, Bitty Pop!; launch of Pop! Yourself in Europe
Gross margin	~40%	40.9%	✓	Slightly better-than-expected on lower allowances for discounts
Adj. EBITDA margin[1]	Mid-to-high single digits	8.5%	✓	At the upper-end of expectations on strong net sales and gross margin as well as SG&A management

[1] Adjusted EBITDA and adjusted EBITDA margin are non-GAAP measures. For a reconciliation of adjusted EBITDA and adjusted EBITDA margin to the corresponding U.S. GAAP measure, please see Appendix.

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Q4’25 EARNINGS | ($12M) $1M ($10M) ($273M) $294M Q4-2024 Core Collectibles Loungefly Other Q4-2025 Q4’25 Net Sales Bridge 10 Core Collectibles: Net sales related to core collectibles declined $12M, primarily in the United States, reflecting the continued impact of tariff disruption and macroeconomic uncertainty. The decline was partially offset by growth in Bitty Pop! Loungefly - Improved trend in Q4 across all channels. Other - The majority of the Other sales decline can be attributed to broader profit improvement plans, which included rationalizing underperforming SKUs and product lines. $273M

Q4’25 EARNINGS | 42.4% 1.4% 3.7% -1.0% -4.1% -1.4% Q4-2024 Channel & product sales mix shift Improved product margins (1) Royalty minimum guarantee shortfall Duties & tariffs Inventory reserves adjustments Q4-2025 Q4’25 Gross Margin Bridge 11(1) Product margin is equal to gross product sales less factory costs over gross product sales 40.9%

2026 Outlook

	Q1'26 Guidance	Full Year Guidance	Commentary
Net sales (vs. LY)	Flat to down 2%	Flat to up 3%	Core Pop! sales expected to grow high-single-digit %, offset by a double-digit % decrease in Loungefly sales due to a significant reduction in less-profitable SKUs
Gross margin	~41% to 43%	~41% to 43%	Assumes ongoing tariff rates of ~15% in the U.S.
Adj. EBITDA[1]	Approximately break-even	$70 million to $80 million	Substantial increase expected vs 2025 due to full year of price increases and cost reductions, materially lower royalty minimum guarantee payments

[1] Adjusted EBITDA is a non-GAAP measure. A reconciliation of the adjusted EBITDA outlook to the corresponding GAAP measure on a forward-looking basis cannot be provided without unreasonable efforts, as we are unable to provide reconciling information with respect to certain items. However, for the first quarter of 2026 the company expects equity-based compensation of approximately $4 million, depreciation and amortization of approximately $15 million and interest expense of approximately $5 million. For the full year 2026, the company expects equity-based compensation of approximately $15 million, depreciation and amortization of approximately $60 million and interest expense of approximately $18 million, each of which is a reconciling item to net loss.

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Q4 EARNINGS | 2025 Brand Highlights Q4’25 EARNINGS | 13

Q4’25 EARNINGS | Q4’25 Top 10 Properties 14 7% of Q4 Net Sales 41% of Q4 Net Sales 1. 2. 3. 4. 5. 6. 7. 8. 9. 10.

topps
Bitty POP!
PHI
LAD
NYY
LAA
SHOHEI OHTANI
DESIGNATED HITTER
AARON JUDG
OUTFIELDE
BRYCE HA
FIRST BA
MIKE TROUT
OUTFIELDER
SERIES 1
1 OVERSIZED BASE CARD
SUPER BOX
2026 SERIES 1

Topps – 2026 MLB Series One Baseball Super Box

Funko is collaborating with Topps Trading Cards on its 2026 MLB Series One Baseball SuperBox. The SuperBox, now being sold in Walmart, Target, GameStop, Dick's Sporting Goods, select Major League Baseball team retailers and others, includes a Bitty Pop! mystery figure of a star MLB player, as well as a chance at a rare Funko trading card.

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Q4’25 EARNINGS | Embracing Pop Culture: By winning the 2026 Viral Hit of the Year award for KPop Demon Hunters, Funko remains a defining voice in the pop culture industry. Viral Hit of the Year 16Q4’25 EARNINGS |

Q4’25 EARNINGS | 17Q4’25 EARNINGS | In Q4’25, Bitty Pop! was officially introduced in the toy aisle of 1,800 Walmart stores, helping to expand and strengthen our relationship with a key wholesale partner. Bitty Pop! Expansion

Q4 EARNINGS | 2025 Appendix Q4’25 EARNINGS | 18 The Electric State POP! Cosmo

Q4’25 EARNINGS | Q4’25 Financial Summary 19 1 Adjusted net income, adjusted EBITDA and adjusted EBITDA margin are non-GAAP measures. For a reconciliation of adjusted net income, adjusted EBITDA and adjusted EBITDA margin to the corresponding U.S. GAAP measure, please see Appendix. Q4-2025 Q4-2024 Net sales $273.1 M $293.7 M Gross margin 40.9% 42.4% SG&A $90.9 M $102.8 M Adjusted net income1 $2.5 M $4.4 M Adj. EBITDA1 $23.3 M $26.3 M Adj. EBITDA margin1 8.5% 8.9%

Q4’25 EARNINGS | Reconciliation of Non-GAAP Financial Metrics 20 Three Months Ended December 31, 2025 2024 (in thousands) Net loss $ (180) $ (1,420) Interest expense, net 5,199 4,212 Income tax expense (benefit) 1,436 1,705 Depreciation and amortization 14,778 16,174 EBITDA $ 21,233 $ 20,671 Adjustments: Equity-based compensation (1) 2,630 3,072 Acquisition transaction costs and other expenses (2) (302) 1,583 Certain severance, relocation and related costs (3) — 12 Foreign currency transaction loss (gain) (4) 208 380 Tax receivable agreement liability adjustments (5) (427) 547 Adjusted EBITDA $ 23,342 $ 26,265 Adjusted EBITDA margin (7) 8.5% 8.9%

Q4’25 EARNINGS | Reconciliation of Non-GAAP Financial Metrics cont'd 21 Three Months Ended December 31, 2025 2024 (in thousands) Net loss $ (180) $ (1,420) Equity-based compensation (1) 2,630 3,072 Acquisition transaction costs and other expenses (2) (302) 1,583 Certain severance, relocation and related costs (3) — 12 Foreign currency transaction loss (gain) (4) 208 380 Tax receivable agreement liability adjustments (5) (427) 547 Income tax effect of adjustments and valuation allowance reversal (6) 595 235 Adjusted net income $ 2,524 $ 4,409

Q4’25 EARNINGS | Reconciliation of Non-GAAP Financial Metrics cont'd 22 (1) Represents non-cash charges related to equity-based compensation programs, which vary from period to period depending on timing of awards. (2) For the three months ended December 31, 2025, includes gain on the sale of certain assets held for sale. For the three months ended December 31, 2024, includes charges related to fair market value adjustments of certain assets held for sale, related to a potential business initiative. (3) Represents certain severance, relocation and related costs. (4) Represents both unrealized and realized foreign currency losses (gains) on transactions other than in U.S. dollars. (5) Represents recognized adjustments to the tax receivable agreement liability. (6) Represents the income tax expense (benefit) effect of the above adjustments including adding back the valuation allowance related to the net loss. This adjustment uses an effective tax rate of 25% for all periods presented. (7) Adjusted EBITDA margin is calculated as Adjusted EBITDA as a percentage of net sales.